Exhibit 99.1

Date: April 3, 2014

FOR IMMEDIATE RELEASE

Horizon Bancorp Announces Closing of SCB Bancorp Inc. Merger

Michigan City, Indiana – Horizon Bancorp (NASDAQ GM: HBNC “Horizon”), the parent of Horizon Bank, N.A., announces the completion of the acquisition of SCB Bancorp Inc. (“SCB”) and its wholly-owned subsidiary, Summit Community Bank, effective April 3, 2014 through the merger that was initially announced in November of 2013.  Pursuant to the merger, SCB was merged into Horizon and simultaneously Summit Community Bank was merged into Horizon Bank, N.A. As previously announced, the banks will operate under the name Horizon Bank.

As part of this transaction, Horizon Bank will be adding two new branches thereby expanding its branch network to thirty-one offices throughout Southern Michigan and Indiana.  “We are pleased that many of the familiar faces Summit customers have come to know will remain with Horizon at their neighborhood branches in East Lansing and Okemos, Michigan”, said Craig M. Dwight, Horizon Bank’s Chairman and Chief Executive Officer.  “Horizon has a closely held belief to hire and retain local talent with similar community banking values. In that, we are excited to partner with this team of banking professionals who share our dedication to community banking and service.”

Mr. Dwight further commented that Horizon determined from its original due diligence not to retain Summit’s residential mortgage lending team known as the Home Loan Center.  As a result, that business unit is being discontinued. This decision was based on the cost structure and fixed overhead of the business unit. Horizon did not include Summit’s residential mortgage operation in its original financial analysis or internal rate of return calculations. Dwight stated, “Horizon is committed to residential mortgage lending and we will continue to serve Summit's residential mortgage customers through Horizon's proven mortgage delivery channels.”

John Abbott, former President and Chief Executive Officer of Summit Community Bank stated, “We look forward to working with Horizon – a company both financially solid and totally committed to its customers and the communities it serves.  Our branch staff and business lenders are pleased to continue working for Horizon in order to provide our customers with the personal service they are accustomed to receiving.”

The two companies are working on integration plans including a systems integration which is expected to take place the weekend of April 26, 2014.  As a result, customer accounts will automatically change to Horizon accounts with no action required on the part of the customer.  Customer checks, debit cards, direct deposits, payments, and account numbers will remain unchanged in order to make this transition as smooth as possible for the customers.

Dwight further explained this merger gives Horizon Bank a growing footprint in the southern Michigan market area, complementing its current branches primarily located in southwestern Michigan.  As evidenced by this expansion into East Lansing, Michigan and the recent opening of a loan production office in Grand Rapids, Michigan, Horizon is poised to continue expanding throughout southern Michigan.

About Horizon Bancorp
Horizon Bancorp is a locally owned, independent, commercial bank holding company serving Northern and Central Indiana and Southwest Michigan through its commercial banking subsidiary Horizon Bank, NA.  Horizon also offers mortgage-banking services throughout the Midwest. Horizon Bancorp may be reached online at www.horizonbank.com.  Its common stock is traded on the NASDAQ Global Market under the symbol HBNC.

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Additional Information
This press release may contain forward-looking statements regarding the financial performance, business prospects, growth and operating strategies of Horizon. For these statements, Horizon claims the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements in this press release should be considered in conjunction with the other information available about Horizon, including the information in the filings we make with the Securities and Exchange Commission. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance.

Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include risk factors relating to the banking industry and the other factors detailed from time to time in Horizon’s reports filed with the Securities and Exchange Commission, including those described in its Form 10-K.  Undue reliance should not be placed on the forward-looking statements, which speak only as of the date hereof. Horizon does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.

Horizon Contact Information:	SCB Contact Information:

Craig M. Dwight Chairman and	John W. Abbott President and
Chief Executive Officer	Chief Executive Officer
Phone: (219) 873-2725	Phone: (517) 664-1912

Mark E. Secor	C. Wayne Weaver
Executive Vice President and	Senior Vice President
Chief Financial Officer Phone: (219) 873-2611	and Chief Financial Officer
Phone: (517) 664-1912
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